Exhibit 10.1

FARMLAND TRANSFER AGREEMENT

Transferor:     Shanxi Jinbei Plant Technology Co. Ltd. (hereinafter “Party A”)
Address:          Jima Village, Zhuangzi, Yuci District, Jinzhong City
Transferee:     Detian Yu Biotechnology (Beijing) Co. Ltd. (hereinafter “Party B”)
Address:          Floor 8, Tower A, Century Center, 8 North Star Road, Chaoyang District, Beijing

THIS FARMLAND TRANSFER AGREEMENT (the “Agreement”) is entered into this September 30, 2010 by and between Party A and Party B.

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the transfer of farmland use rights between Party A and Party B.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

Land

          1. Pursuant to the “Certificates of Land Use Rights” No. 10015 [2003], No. 10020 [2003], No. 10024 [2003] and No. 10025 [2003] (“Land Certificates”), Party A duly owns the land use rights for the following properties (collectively, the “Land Use Rights”):

Certificate Number	Project	Location	Area (mu)	Term (year)	Purpose of Use
Farmland Certificate No. 10025 [2003]	Yaojiabeiliang, Zhaowangzubei and Cilinanliang in Guzhuang Village, Changning Town, Jinzhong City	East to the forest area of Qingcheng; West to the border of Wangzhuang and Shangzhuang; South to the forest area of Qingcheng, and North to the border of Miaoling	14,000.00	43	Agricultural planting
Farmland Certificate No. 10015 [2003]	Panchanglingbei, Haoyangwei, Shenshan and Hepobei in Matou Village, Changning Town, Jinzhong City	East to the border of Xiamugua; West to the border of Shazhang; South to the border of Yangou, and North to Shijiapo	14,000.00	42	Agricultural planting

Farmland Certificate No. 10024 [2003]	Longkegou, Buhegou and Sanguangnao in Goukou Village, Changning Town, Jinzhong City	East to Matou; West to Yuanjiayu; South to Wangzhuang, and North to the border of Shangzhuan Village and Heshun	11,000.00	43	Agricultural planting
Farmland Certificate No. 10020 [2003]	Shengtianzu, Jiyangzhang, Shushunao and Dongnao in Shicaotou Village, Changning Town, Jinzhong City		14,000.00	42	Agricultural planting
Total			53,000.00

          2. Party A hereby agrees to transfer the Land Use Rights to Party B.

Transfer of Land

          1. Within thirty (30) days after the execution of this Agreement, Party A shall prepare all transfer documents in compliance with the requirements of the land use regulatory agency (the “Agency”), and deliver the materials to the Agency for the transfer of the Land Use Rights to Party B. The transfer shall be deemed complete when Party A receives the notice of acceptance (the “Notice”) from the Agency.

           2. Within five (5) days after the execution of this Agreement, Party A shall transfer the land to Party B for possession (“Land Possession”) and sign a transfer checklist with Party B.

           3. Within ninety (90) days after the execution of this Agreement, Party A shall transfer the Land Use Rights to the account of Party A (the “Transfer of Land”).

Price and Payment

           1. The fee for this transfer shall be RMB19,415,000.
           2. Upon the execution of this Agreement, Party B shall pay the transfer price to Party A.

Representations and Warranties

          Party A represents and warrants as follows:

          1. Party A is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.

          2. Party A legally owns the Land Use Rights and the ownership of all fixtures attached to the land. The land is free and clear of all liens, claims, encumbrances or restrictions of any kind.

           3. Party A will get all the legally required approvals necessary for the transfer, and

           4. Party A will complete all the transfer formalities.

           Party B represents and warrants as follows:

           1. Party B is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China, and

            2. Party B will duly perform the payment obligations under this Agreement.

Rights and Obligations

            1. Party A shall be entitled to the land transfer fee. Party B shall be liable if it violates this Agreement.

            2. Party A shall be responsible for all the land title transfer formalities and make sure all the transfer documents are effective and legal.

             3. Party B shall pay the transfer fee on time in accordance with the terms of this Agreement.

             4. Party B may control the land, acquire the Land Use Rights and conduct agricultural related activities after possession of the land.

              5. Party B agrees to use the land in a way that is in compliance with the laws of the People’s Republic of China.

Breach of Agreement

            1. Party A shall pay a penalty of RMB20,000 for each day delay in acquiring the notice of action, transfer of title or delivering the land to Party B for possession.

            2. Party B shall pay a penalty of RMB20,000 for each day delay in paying the land transfer fee.

Dispute Resolution

            All disputes arising from or related to this Agreement shall be submitted to the Jinzhong Arbitration Committee for arbitration in accordance with its current arbitration rules. Any award of the arbitrator(s) shall be final and binding on both parties.

Execution and Termination

            1. This Agreement shall become effective upon the seal or signature by the authorized representatives of both parties.

             2. Party B shall be entitled to unilaterally terminate this Agreement and request the reimbursement of the paid land transfer fee if the regulatory agency does not produce the notice of action or approve the transfer of title. Party A shall pay a penalty equal to 20% of the actual transfer fee if it breaches this Agreement.

Miscellaneous

             1. All other issues not addressed in this Agreement may be supplemented by an agreement as negotiated by both parties. The supplemental agreement shall have the same legal binding effect as this Agreement.

             2. This Agreement may be executed in seven (7) copies with each party holding two (2) copies and the remaining be used for administrative purposes.

Party A:   Shanxi Jinbei Plant Technology Co. Ltd.  (SEAL)

Party B:   Detian Yu Biotechnology (Beijing) Co. Ltd.  (SEAL)

Dated this 30th day of September, 2010
Place of Contract: Jinzhong City

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